UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2019

CAN-CAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 Springfield Avenue

Red Deer, Alberta, Canada T4N 0C7

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (403) 342-6221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver provided notice to the Board of Directors of Can-Cal Resources Ltd. (the “Company”, “Can-Cal”, “we” and “us”) of their resignations from the Board of Directors effective at a future date (the “Resignations”), upon the appointment of Casey Douglass as designee by the Defendants and upon the appointment of a Board of Director’s designee by the plaintiffs in the shareholder derivative lawsuit in the District Court, Clark County, Nevada (Case No.: A-14-701465-b, Dept. No.: XI)(the “Lawsuit”) and the appointment of a third member of the Board of Directors consistent with the “Stipulation and Agreement of Settlement” entered into in connection with the Lawsuit (the “Settlement”).

Notwithstanding the above, as discussed below under Item 8.01, those events have not occurred to date and as such Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver continue to serve as members of our Board of Directors.

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed by us on November 13, 2018, pursuant to the Settlement, Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver must resign from the Board of Directors of the Company and two new members of the Board of Directors must be appointed, one from the plaintiffs in the Lawsuit, and one mutually appointed by the defendant and the plaintiffs in the Lawsuit.

On February 6, 2019, the Company held a Board of Directors meeting for the above stated purpose. The meeting was attended by the current members of the Board of Directors (Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver), with Mr. Hugo Bondi attending telephonically as Board appointee of the plaintiffs.

Mr. Douglass, as Chairman, advised that the conditional resignations of Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver were presented to the Board of Directors and that such resignations were conditioned upon Mr. Bondi (as appointee of the plaintiffs in the Lawsuit) and Mr. Douglass (as appointee of the defendants in the Lawsuit) agreeing on a third director appointee, with all three to be the “replacement directors” of the Company as per the Settlement, before the Resignations could be considered to be tendered and accepted.

Mr. Bondi and Mr. Douglass were unable to mutually agree on a third member of the Board of Directors to be appointed pursuant to the requirements of the Settlement at the meeting. As such, the Resignations are not yet effective and Mr. Casey Douglass, Mr. Gary Oosterhoff and Mr. Cornelus (Case) Korver continue to serve as the sole members of the Board of Directors.

Notwithstanding the above, the Company has become aware that, since the meeting, Mr. Bondi has held himself out as a member of the Board of Directors and as Secretary of the Company (notwithstanding the fact that the Board has never appointed him to such position).

This filing is to confirm the current members of the Board of Directors and the fact that the Resignations are still being held pending the mutual agreement of the third director appointment discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAN-CAL RESOURCES LTD.

Date: February 12, 2019	By:	/s/ Casey Douglass
Casey Douglass
Chairman of the Board

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